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                           SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.  20549



                                       FORM 8-K



                                     CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  June 20, 1995


                             CONSOLIDATED NATURAL GAS COMPANY
       ________________________________________________________________________
                 (Exact name of registrant as specified in its charter)



           Delaware                    1-3196                 13-0596475
       ________________________________________________________________________
       (State of incorporation)     (Commission             (IRS Employer
                                    File Number)            Identification No.)




               CNG Tower, 625 Liberty Avenue,   Pittsburgh, PA  15222-3199
       ________________________________________________________________________
              (Address of principal executive offices, including zip code)



          Registrant's telephone number, including area code:  (412) 227-1000



                                      Not Applicable
       ________________________________________________________________________
            (Former name or former address, if changed since last report.)

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ITEM 5.    OTHER EVENTS

WORK FORCE REDUCTION PROGRAM

As described in the Company's Quarterly Report on Form 10-Q for the first quarter of 1995, the Board of Directors approved a work force reduction program in March 1995 as part of the Company's efforts to permanently reduce costs in response to competitive conditions. The work force reduction program includes a voluntary early retirement program, with eligibility based upon the employee's age and years of service as of December 31, 1995, and an involuntary separation program. The early retirement incentives include five additional years of age and pension service for determining pension benefits. The involuntary separation program involves severance benefit payments to affected employees.

The early retirement program was offered at six of the Company's subsidiaries from April 1 through May 31, 1995, with eligible employees retiring before December 31, 1995. A total of 479 eligible employees elected to accept the early retirement offer. Thus far in 1995, an additional 103 employees have been separated from the Company in conjunction with the work force reduction program. It is anticipated that additional employees may be separated later in 1995. In connection with the program, Consolidated will record a charge to earnings in the second quarter for retirement incentives and severance costs. The total cost of the work force reduction program is expected to range from $38 million to $45 million. Certain of the Company's regulated subsidiaries will defer about $3 million of the costs and will seek recovery in future rate-making proceedings. Savings attributable to reduced salary and benefit costs will increase earnings in the last six months of 1995 and in future periods.

Adoption of the early retirement program is still subject to union approval at certain subsidiaries. If adopted, the program may result in additional charges later in 1995 which are not expected to be significant.

In June 1995, the Board of Directors approved a separate work force reduction program at a seventh subsidiary which includes voluntary early retirement incentives similar to those offered at the other six subsidiaries. The early retirement program will be offered to eligible employees in the third quarter of 1995. A major portion of the costs of the work force reduction program at this subsidiary is expected to be deferred pending recovery in future rates.

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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CONSOLIDATED NATURAL GAS COMPANY
                                               ________________________________
                                                        (Registrant)


                                               By        L. D. JOHNSON
                                                 ______________________________
                                                        (L. D. Johnson)
                                                         Vice Chairman
June 20, 1995                                      and Chief Financial Officer